UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026
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Blackstone Private Credit Fund
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	814-01358 (Commission File Number)	84-7071531 (I.R.S. Employer Identification No.)
345 Park Avenue New York, New York 10154
(Address of principal executive offices and zip code)
(212) 503-2100
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.02 - Unregistered Sale of Equity Securities.
As of August 1, 2026, Blackstone Private Credit Fund (the “Fund”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on August 19, 2026). The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of August 1, 2026 (number of shares finalized on August 19, 2026)	1,339,715	$31,670,859
Item 7.01 - Regulation FD Disclosure.
August 2026 Distributions
On August 19, 2026, the Fund declared regular distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distributions
Class I Common Shares	$0.1800	$0.0000	$0.1800
Class S Common Shares	$0.1800	$0.0167	$0.1633
Class D Common Shares	$0.1800	$0.0049	$0.1751
The distributions for each class of Shares are payable to shareholders of record as of the open of business on August 31, 2026, and will be paid on or about September 25, 2026.
These distributions will be paid in cash or reinvested in Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01 - Other Events.
Net Asset Value
The net asset value (“NAV”) per share of each class of the Fund as of July 31, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of July 31, 2026
Class I Common Shares	$23.64
Class S Common Shares	$23.64
Class D Common Shares	$23.64
As of July 31, 2026, the Fund’s aggregate NAV was approximately $43.0 billion, the fair value of its investment portfolio was approximately $77.2 billion, and it had approximately $37.1 billion of debt outstanding (at principal). The average debt-to-equity leverage ratio during July 2026 of approximately 0.81 times. As of July 31, 2026, the Fund had approximately $51.9 billion in committed debt capacity, with 93% in floating rate leverage, of which 64% is secured, and 7% in fixed rate leverage, of which 95% is unsecured, based on drawn amounts.1 The Fund’s leverage sources are in the form of a corporate revolver (6%), asset-based credit facilities (32%), unsecured bonds (40%), secured short term indebtedness (less than 1%), and collateralized loan obligation (CLO) and other secured debt instruments (22%) based on drawn amounts.
1 Certain Notes are classified for the purposes of this filing as floating rate as a result of the Fund entering into interest rate swaps to effectively swap fixed notes payments for floating rate payments.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $45.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	729,335,964	$18.4	billion
Class S Common Shares	606,144,915	$15.4	billion
Class D Common Shares	20,878,106	$0.6	billion
Private Offering:
Class I Common Shares	893,277,272	$22.7	billion
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering*	2,249,636,257	$57.1	billion
*Amounts may not sum due to rounding

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date:	August 20, 2026	By:	/s/ Lucie Enns
		Name:	Lucie Enns
		Title:	Chief Legal Officer and Secretary